EXHIBIT 10.25

BARK GROUP INC.
Ostergade 17-19, 3rd Floor, DK-1100 Copenhagen K, Denmark

July 14, 2008

TO THE UNDERSIGNED SHAREHOLDER OF BARK GROUP INC.

Dear Sirs/Mesdames:

Re:	Repurchase and lock-up agreement entered into between Bark Group Inc. (“Bark Group”, formerly Exwal Inc.) and the shareholder of Bark Group named below

We write further to the repurchase and lock-up agreement entered into between Bark Group and yourself as a shareholder of Bark Group (the “Repurchase Agreement”). As you are aware, Bark Group has not completed the “Financing” contemplated by and defined in the Repurchase Agreement as of June 30, 2008. The Financing is defined in the Repurchase Agreement as an equity financing to be completed by Bark Group whereby Bark Group will issue not more than 2,857,143 shares of its common stock for aggregate gross proceeds of not less than $10 million. As the Financing did not complete by June 30, 2008, Bark Group is entitled under the Repurchase Agreement to exercise its option to repurchase your shares of Bark Group at a price of $0.001 per share. However, Bark Group will agree not to exercise its right to repurchase provided that you agree to the following amendments to the Repurchase Agreement:

  The “Financing Termination Date”, as defined in Section 1.1 of the Repurchase Agreement, is hereby extended to September 30, 2008 and Bark Group will be entitled to exercise the right of repurchase pursuant to the Option, as defined in Section 2.1 of the Repurchase Agreement following such date if the Financing has not been completed by September 30, 2008.

  The repurchase rights under the Repurchase Agreement will not apply to any shares sold by you pursuant to the Company’s Form S-1 registration statement subsequent to this registration statement being declared effective by the United States Securities and Exchange Commission and prior to the exercise of the right of repurchase, provided such sales are completed within the lock-up provisions included in the Repurchase Agreement.

  For the purposes of Section 2.2 of the Repurchase Agreement, you hereby agree that delivery of written notice of exercise of the Option and payment to you of the Option Price can be effected by delivery to DeBondo Capital on your behalf.

  The Repurchase Agreement continues in full force and effect without amendment except as provided for herein.

If these amendments to the Repurchase Agreement are acceptable to you, we ask that you execute a copy of this letter where indicated below and return it to us by no later than July 31, 2008.

Yours truly,

BARK GROUP INC.

Per:	./s/ Bent Helvang
Bent Helvang, Chairman

EXECUTION BY SHAREHOLDER:

Number of Shares of Bark Group Inc. Held:	Shares

Date of Execution:

Signature of Shareholder or
Authorized Signatory
of Shareholder:

Name and Title of Authorized Signatory of
Shareholder (if Shareholder is not an
individual):

Name of Shareholder:

Address of Shareholder:

E-mail Address of Shareholder:

Telephone Number of Shareholder: